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                                                                   EXHIBIT 10.31



                                Lease Agreement
       between

       E/Shelter GmbH & Co.  KG, Vilshofener Str.  8, 81679 Munchen,

                                         - hereinafter referred to as "Lessor" -

       and

       Digital Island Corp., 45 Freemont Street, 12th Floor, San Francisco, CA 94105 USA

                                         - hereinafter referred to as "Lessee" -


(S)    Lease Object/Purpose of Lease

1.1    The Lessor warrants to become the owner of the property specified below:
       Eschborner LandstraBe 100, 60489 Frankfurt am Main. The detailed description of the property is given in the excerpt from the Land Register, attached as Annex 1.

1.2 The Lessor shall rent to the Lessee the following premises of the property specified above:

1.2.1  the entire building A,
       approx.  14,600 sqm gross floor space
       bordered in red in the plan, Annex 2,
       for use as Internet-Center;

1.2.2  in the office building O,
       the first upper floor with passage
       for use as office
       marked in blue in the plan, Annex 3,
       with approx.  500 sqm floor space altogether;

1.2.3 The following common areas in building O, used by all lessees jointly, in proportion to the entire gross floor space: foyers, elevator vestibules, stair cases, stair heads, doorman's office, toilet facilities, sanitary room, telephone switchboard etc., marked in purple in the plans, Annex 3;

1.2.4  20 parking spaces,
       marked in green in the plan, Annex 4,

       The Lessee shall furthermore be entitled to use the roof area of building A- subject to possibly required permits which have to be obtained at the Lessee's cost. 1.4.2 and 1.4.3 apply accordingly. In addition thereto,
       7.3 shall apply.

1.3 The accurate rented area shall be determined as decisive and binding for this Agreement by a later measurement according to 2.2.

1.4.1 Any change of the purpose of use stated in clause 1.2 requires the Lessor's consent. The consent requires written form and shall only be denied for good cause.
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1.4.2  Any declarations of consent of the Lessor shall always be given subject to possibly required official permits regarding the change of use, even if the declaration of consent does not explicit refer thereto. The Lessee shall procure such permits at its own cost.

1.4.3 Prior to the execution of the approved change of use, the Lessee shall prove to the Lessor, that either the required official permit has been granted with full legal validity or that an official permit is not required.

1.5 At the time of construction, the Lease object complied with the then structural engineering requirements. The Lease object shall be provided to the Lessee in a condition ready for operation according to the requirements of that time, subject to its general aging. The Lessee cannot claim any compliance of the Lease object with stricter or improved structural engineering requirements arisen in the meantime or during the term of the lease. The latter applies, in particular, to sound and thermal insulation. The Lessee has taken note of the expert opinions of the foundation engineering institute Prof. Dr. Ing. H. Sommer & Partner GmbH dated 21 June 2000 and of the engineering office Mund of 25 December 1999. The Lessor warrants that it will have the weakly fixed asbestos products removed from the Lease object according to 1.2.1 and 1.2.2, which has to be disposed of according to the expert opinion of the engineer's office Mund, before handing over to the Lessee. The Lessor shall submit to the Lessee a confirmation of an expert on the execution of the works, which, however, is no prerequisite for the handing over. The Lessor furthermore undertakes to dispose of all strongly fixed asbestos products in the Lease object according to 1.2.1 and 1.2.2 by the date of handing over. If asbestos is still detected in the Lease object according to 1.2.1 and 1.2.2 after handing over of the Lease object, the Lessor shall dispose thereof at its expense. Further claims shall be excluded in such case. The Lessor furthermore warrants that it knows of no use of further building substances hazardous to the health in the Lease object described in 1.2.1 and 1.2.2.

1.6 Prior to the handing over, the Lessor shall at its expense basically remove the core of building A according to the building specification. Annex 5 and the plans, Annex 4 and carry out the reconstruction and re-modification works in the Lease object as described in more detail in Annex 4 and 5. These Annexes 4 and 5 moreover show the intersections for the works to be carried out at the Lessor's expense as well as works carried out by the Lessor at the Lessee's expense; the latter shall be reimbursed to the Lessor by the Lessee within 14 days after submission of invoice. The descriptions of the building specifications shall only outline the obligation of the Lessor concerning the establishment of the Lease object rather than constitute a warranted quality. In the case of discrepancies between the building specifications and the plans, the building specifications shall prevail. The Lessor shall endeavor to have these modifications works completed in time prior to the scheduled handing over date; the Lessor, however, does not assume any guarantee therefor -except as otherwise provided for in this Agreement. If the wording of the English text of the building specifications (Annex 5) deviates from the wording of the respective German text, the German text shall prevail. The same applies for the purpose of interpretation.

1.7 The Lessee intends to use the Lease object as Internet-Center. The parties agree, that the Lessor shall not assume any obligation with regard to the usability of the Lease object and that the Lessee shall procure all possibly required measures concerning the intended use, including the granting of possibly required permits etc. for the intended operation.

       The Lessor, however, shall warrant the buildability of the Lease object subject to the building specifications and the plans (Annexes 4 and 5) as well as its usability as Internet-Center subject to the preliminary building notice of 12 May 2000 and the building permit, which may still have to be granted. Any warranty exceeding the above shall not be given.

1.8 In particular, the Lessor does not warrant any possibility of electricity supply exceeding the current electricity supply of the Lease object.

       It is known to the Lessee that the Lessor intends to instruct an electricity supplier with the extension of the connections to the mains up to a total capacity of 90 MVA. This extension will result in costs, in particular for the installation of high voltage lines, the installation of a switchboard unit 110 kV, the delivery and installation of at least two transformer units, for the provision of the necessary 110 kV-line switchboard

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       sections in the substations, and for a building costs contribution for the extension of capacity to 90 MVA for the preceding net, furthermore for measures in the preceding highest voltage net as well as further planning, execution and other costs. In respect thereof the Lessor has been submitted by a standard price offer plus supply concept with a three-month binding period of Mainova AG for an output requirement of 90 MVA, which is known to the parties. The Lessee is obliged to pay for each case to the Lessor against presentation of evidence and invoice 16.5 % of all costs incurred by the Lessor for the execution of the respective supply concept for an output requirement of 90 MVA (irrespective of the supplier with which such an agreement will finally be concluded). By this percentage the parties globally assess the capacities to be used by the Lessee in proportion to the total capacity; any adjustment of this percentage due to changed conditions shall be excluded. All payments shall be made plus statutory VAT.

       The Lessee may use the existing supply net for building electricity (approx. two mega-watt) until the aforementioned extension of the net has been carried out. The Lessor shall use its best efforts to ensure that by 1 February 2001 the extension works for the output requirement of 90 MVA have been completed or can be provided to the Lessor in such form that it can procure its output requirement of approx. 10 mega-watt.

       Besides, cables and output capacities shall be procured by the Lessee after agreement on the lead of cable lines with the Lessor and subject to the provisions of this Agreement; the Lessee shall also conclude the electricity supply contracts. The Lessor shall not assume any guarantee for possible interruptions in the electricity supply and/or the damage of the cable net within or outside of the property. Any possible corresponding claims of the Lessor vis-a-vis third parties shall be assigned by it to the Lessee upon demand.

       Furthermore, the environment of the Lease object is known in detail to the Lessee. Any claim & of the Lessee against the Lessor due to environmental impacts (in particular pollutants) on the use of the Lease object are therefore excluded.

(S)    Rent

2.1    The monthly rent of the Lease object amounts to
2.1.1  for the Lease object according to 1.2.1 (except for
       the office space marked in blue in Annex 2)
       (.....  sqm x DM32.00):                            DM...............
       (DM 32.00/sqm)

2.1.2  for the Lease object according to 1.2.2, 1.2.3 as well as the office space marked in orange blue in Annex 2 3
       (approx.  .....sqm x DM 25.00/sqm):                DM...............
       (DM 25.00/sqm)

2.1.3  for parking space.:                                DM          2,700.00
       (DM 100,00 per parking space for six of the 20 parking spaces, the remaining parking spaces DM 150.00 per parking space)

       plus ancillary costs
       (for the time being 15,100 sqm x DM 2.00)          DM          30,200.00

       plus VAT in the amount legally valid from time to time
       (currently 16%)                                    DM...............

       total (preliminary)                                DM...............

       Plus financial contribution according to 1.8 (for the extension of the net capacities)

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2.2    Prior to the handing over of the Lease object, the Lessor shall have the
       Lease object measured by a surveyor. The rent stated in 2.1 shall then be paid by the Lessee on the basis of the actually measured area pursuant to the above mentioned square meter rate. The areas shall be measured as gross floor space [Bruttogrundflache] according to DIN 277 [DIN = German Industrial Standard]. Any deviation of the actual rented area compared to the estimated rented area of up to 20 % shall exclusively result in the above mentioned rent adjustment. After one year as from the handing over of the Lease object, neither Lessor nor Lessee can claim any such rent adjustment.

2.3 The rent is automatically changed on 1 January of every year if the price index for private households (Basis 1995 = 100), issued by the Federal Statistics Office, has changed in comparison to the status at the beginning of the lease or compared to the status at the time of the last rent adjustment, as the case may be.

2.4 The adjustment of rent corresponds to the change of the cost of living index. It shall be effective for the first time for the month with regard to which the index has changed according to clause 2.3.

2.5 If the Federal Statistics Office does no longer issue the index referred to in clause 2.3 during the term of the lease, it shall be replaced by the index then issued by the Federal Statistics Office or its succeeding organization, as the case may be.

2.6 The rent has to be paid to the Lessor quarterly in advance by the 5th working day of each quarter to an account to be named by the Lessor. The timely payment does not depend on the date when the money is sent off, but on the date it is credited.

       Upon request by the Lessor, the Lessee shall be obliged to pay the rent and the ancillary costs by pre-authorized payment.

2.7 If the Deutsche Mark eases to be the legal currency of the Federal Republic of Deutschland in favor of the EURO, all payments have to be effected in EURO as of this date. The conversion rate valid at the date of the introduction of the EURO shall apply.

2.8 Until 1 January 2001, the Lessee shall not owe rent for the areas to he handed over according to 5.3.1; the Lessee's obligation to pay the ancillary costs for these areas pursuant to (S) 3 below remains unaffected thereby.

(S)    Ancillary Costs

3.1 In addition to the rent the Lessee shall pay for the ancillary costs - should the case arise proportionately according to clause 3.4.

3.2    Ancillary costs within the meaning of this Agreement shall be:

3.2.1 Any ancillary costs within the meaning of Annex 3 of Section 27 Para. 1 of the II. Computation Regulation;

3.2.2 The cleaning costs for the exterior glass areas and the facade including the cleaning costs for exterior blinds as well as the costs for the operation and maintenance of the lifting system;

3.2.3 The costs of operation and maintenance of the technical access restrictions (e.g. code-cards system);

3.2.4 The costs incurred by the Lessor for the operation and maintenance of the ventilation systems and the air condition system for building O;

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3.2.5  The costs for the operation and maintenance of all other aforementioned or in Annex 3 of Section 27 of the II. Computation Regulation not mentioned technical systems and equipment of the building and the property such as, in particular, fire extinguishing systems, emergency power generating units, emergency lighting, bell- and intercom system;

3.2.6 The cleaning costs for the property and buildings as well as the cleaning costs of the premises and the lighting of all common systems and parking spaces including the necessary devices and materials;

3.2.7 The cleaning and maintenance costs of all exterior areas as well as green -and garden space, pavements etc. including the necessary devices and material as well as the replacement or replenishment of plants;

3.2.8 The costs incurred for the janitor or janitor service as well as other personnel required for the operation and inspection of the building and property (e.g. a doorman service (24 hrs/day), a guard and the like);

3.2.9  The costs resulting from the insurance mentioned in 3.3;

3.2.10 The costs of an appropriate technical and commercial building management, against proof;

3.2.11 The costs of snow and ice removal or of the gritting, as the case may be, as well as costs arising from the duty to make the premises safe for persons or vehicles;

3.2.12 The costs of decorative repairs, the maintenance and repair of common space and common systems as well as the costs of maintenance, restoration and necessary repair of all technical systems and installations mentioned above or in Annex 3 of Section 27 Para. 1 of the II Computation Regulation or otherwise existing including the replacement of defective door-and window panes and metal fittings in the premises which are not exclusively used by the Lessee (also compare clauses 1.2.2 and 8.1.1);

3.2.13 All fees, taxes and levies based on law, ordinance or local regulations which might be raised in future for the property or the building or their use.

3.2.14 The parties agree that these costs shall only incur for the Lessor if and in as far as it provides equipment within the scope of the use of the Lease object; the Lessee shall be responsible at its own expense for the objects and equipment installed by it;

3.3 The insurance of the Lease object against fire, frost, main water, storm, hail damage and damage to bodies of water have to be concluded at flexible original value. Such insurance, the building liability insurance, an insurance against default in payment of rent as well as any insurance concerning the Lease object which the Lessee may require shall be concluded by the Lessor.

       The Lessee shall receive copies of all insurance contracts and policies. The policy holder's obligations and incumbencies resulting from the policies shall be assumed by the Lessee; the Lessee shall, in particular, be obliged to inform the Lessor and the insurance companies without undue delay on any circumstances increasing the risks within the meaning of insurance law.

3.4 The parties shall agree if and in as far as contracts shall be directly concluded by the Lessee; in that case the Lessee shall without prior solicitation present evidence to the Lessor that these contracts have been maintained and contain any services possibly agreed with the Lessor. As far as possible the Lessee shall directly settle all ancillary costs within the meaning of 3.2. Insofar as this is not practicable or if ancillary costs are calculated according to consumption, they shall be charged to the Lessee in proportion to the rented area.

       The Lessor shall decide at its reasonable discretion on the ancillary costs to be apportioned according to consumption.

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       Of the operation costs of the central heating system and the central hot water supply unit, 70 % shall be apportioned according to the registered consumption of heat and hot water, 30 % in proportion to the rented area.

       The apportionment of the ancillary costs for the elevator shall not affect the ground floor tenants .

3.5 VAT in the amount as legally valid from time to time shall be added to the ancillary costs.

3.6 The accounting for the ancillary costs shall be effected on an annual basis. The accounting period is the calendar year. Upon expiry of 3 months after receipt of the accounting statement, any objections with regard to correctness shall be excluded.

3.7 For ancillary costs which are not directly settled by the Lessee, a monthly prepayment in the amount of DM 2.00 per sqm plus VAT shall be charged, due for payment together with the quarterly payable monthly rent. Clause 2.7 applies accordingly.

       Any differences resulting from the annual accounting in favor of the Lessor or the Lessee, as the case may be, shall be settled by the Lessee or the Lessor within one month after delivery of the accounting statement.

3.8 In accordance with Section 315 German Civil Code, the Lessor shall adjust the monthly prepayments on the ancillary costs to changed conditions. In that case, the changed prepayment shall be due as of the month following the delivery of the adjustment notification.

3.9 If the lease terminates within one accounting period, the accounting shall not be effected in the interim, but only within the scope of the general accounting.

3.10 Insofar as the Lessor incurs costs pursuant to the provisions above which exclusively concern the Lessee, the Lessor shall charge them - plus VAT - to the Lessee as they arise. The respective invoices of the Lessor are each due within 4 weeks after receipt by the Lessee.

(S)    Collateral

4.1 The Lessee shall, 4 weeks after the signing of this Agreement, i.e. by 28 September, 6 p.m. at the latest, deliver a guarantee for the fulfillment of all obligations resulting from this Agreement in the form of a joint and several guarantee, irrevocable and unlimited in time, issued by a major German bank or a German credit institution subject to public law, in the amount of 12 times the total monthly gross rent set forth in clause 2 plus 12 times the monthly gross ancillary cost prepayment set forth in clause 3. The guaranteeing bank shall undertake by the guarantee certificate to pay on first demand; the guaranteeing bank shall not be entitled to release itself from the guarantee liabilities by deposit. If the Lessee does not deliver the guarantee on due date, the Lessor shall be entitled to withdraw from this Agreement by written notification.

4.2 In the case of changes in the rent and the monthly ancillary cost prepayment, the guarantee shall be adjusted thereto within one month after the change has taken effect. The Lessee shall only effect any possible adjustment after respective written request by the Lessor.

4.3 If the guarantee is called on by the Lessor within the term of the lease, the Lessee shall be obliged to replenish it without undue delay.

(S)    Handing over, Commencement of Lease, Term of Lease

5.1 The lease (and thus the obligation of rent payment) shall commence on the day of the handing over pursuant to clause 5.3, unless otherwise provided for in clause 5.2 or 2.8.

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5.2    The lease shall commence at each of the dates set forth in clause 5.3, even without prior handing over, in the case that

5.2.1 the Lessee does not take over the Lease object for reasons which are not in Lessor's responsibility or

5.2.2  the Lessee has not delivered the guarantee pursuant to clause 4, or

5.2.3 the modification works to be carried out by the Lessor according to clause 1.6 have not been completed by that date for reasons attributable to the Lessee .

5.3.1  The handing over of the ground floor area of the Lease object pursuant to
       1.2.1 shall presumably be effected on 1 November 2000. The Lessor shall notify the exact date of the handing over 14 days in advance.

5.3.2  The handing over of the remaining area of the Lease object pursuant to
       1.2.1 and of the parking spaces pursuant to 1.2.3 shall presumably be effected on 1 January 2001.

       The Lessor shall notify the exact date of the handing over 14 days in advance.

5.3.3 The handing over of the rented area pursuant to 1.2.2 shall presumably be effected in the period between 1 January 2001 and 31 December 2001.

       The Lessor shall notify the expected week of the handing over 2 months in advance. The Lessor shall notify the exact date of the handing over 14 days in advance.

5.3.4 In the cases outlined in clause 5.2, the handing over shall be effected respectively according to the dates set forth in 5.3.1 to 5.3.3, more precisely

       a) with regard to clause 5.2.1 upon expiry of the default in acceptance by the Lessee;

       b) with regard to clause 5.2.2 concurrently against delivery of the guarantee;

       c) with regard to clause 5.2.3 after completion of the modification works.

5.4 The dates set forth in clause 5.3 can be postponed, in particular due to bad-weather days, strikes and force majeure or other circumstances beyond the Lessor's control.

       In the case of delay of the compliance with the date set forth in clause
       5.3.1 by more than two calendar months as well as in case of non-compliance with the date set forth in clause 5.3.2, the Lessee shall be entitled to claim from the Lessor a rent-free period of three days each for every delay of one working day.

       If the last date set forth in section 5.3.2 be postponed by more than three months, the Lessee may withdraw from the Agreement. Any further claims shall be excluded in the case of withdrawal.

5.5 Upon handing over of the Lease object to the Lessee, a joint protocol shall be drawn up, listing possible defects which then have to be remedied by the Lessor without undue delay.

       As far as the protocol does not contain specific defects to be remedied, the Lessee accepts the condition of the Lease object as being in compliance with the Agreement by signing the protocol, with the exception of hidden defects. The Lessor is thus not liable for any defects which were noticeable during handing over but not complained of by the Lessee and not recorded in the protocol.

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5.6    Minor defects existing at the handing over as well as works that have not been carried out at the outdoor installations and the exterior of the building which do not impede the operation of the Lessee's business and which can also be remedied without impeding the business operations of the Lessee do not delay the handing over. However, such defects have to be remedied by the Lessor within an appropriate period of time.

5.7 The lease is terminated 17 years after the handing over of the rented area pursuant to 5.3.2.

5.8 The Lessee has the one-time option to request the renewal of the lease under the conditions of this Agreement by five years by written notification to the Lessor which has to be given at the latest 12 months prior to expiry of the fixed term set forth in clause 5.7. In that case the lease shall automatically be renewed by five years.

       If the Lessee exercises the option pursuant to paragraph 1 above, the Lessee shall furthermore have the one-time option to request the renewal of the lease under the conditions of this Agreement by three years by written notification to the Lessor which has to be given at the latest 12 months prior to the option period set forth in paragraph 1. In that case the lease shall automatically be renewed by three years.

5.9 Besides, the lease shall be renewed by one year each, unless terminated at the latest nine months prior to the expiry of the lease term.

5.9 The receipt of the respective notifications by the notification recipient shall be decisive for the compliance with all time limits.

(S)    Termination for good cause

       The legal regulations shall apply to the termination of the lease for good cause.

(S)    Structural modifications carried out by the Lessee

7.1 The Lessor hereby grants the Lessee the consent to carry out at the latter's expense the structural modifications described in Annex 6, required in connection with the conversion of the Lease object into an Internet Center. The Lessee shall and is obliged to solicit any required permits and approvals in its own name, at its own risk and at its own account. Clause 1.4.2 and clause 1.4.3 shall apply accordingly. The Lessee may only start the intended works after these permits have been granted; such permits have to be submitted to the Lessor without undue delay.

7.2 It is known to the parties that the future electricity supply of the Lease object may require further supply lines via the property into the building and within the building. The Lessor shall lay, within the scope of the modification obligations described in Annex 2 at least 20 empty pipes, as described therein, via the property to the Lease object, however, without any warranty as to the sufficient dimensioning required for the purpose of the lease. The Lessee shall be allocated a maximum of three of these pipes. The Lessee shall at its own expense lay and renew as well as maintain cables therein, subject to the procurement of any possibly required permits. Any necessary building measures exceeding the mere laying of cables require prior written consent of the Lessor which may only be refused for good cause. In any event the Lessee shall take into consideration the interests of third parties and the other use of the property. Except for the provision of the empty pipes the Lessor does not assume any liability for the condition and the usability of these empty pipes rather they are transferred to the scope of responsibility of the Lessee upon handing over. The Lessee shall be responsible at its own expense for the cable routing from empty pipes into the lease object which has to lead via the inspection chambers marked in Annex 2 directly into the Lease object.

7.3 With regard to the also rented out roof areas of the building described in 1.2.1, the Lessee is entitled to install cooling and satellite units without further consent of the Lessor; in such case, however, the Lessee shall assume the entire liability for any possible damage of the roof and any damage that might result

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          therefrom. The Lessor shall, within the scope of the restoration of the roof areas for the building described in 1.2.1 conclude a maintenance contract. The costs of this maintenance contract shall be borne by the Lessee within the scope of the ancillary costs pursuant to (S) 3. Any warranty claims (the Lessor shall agree with the instructed company on a warranty period for the impermeability of the roof of at least 10 years) shall be assigned by the Lessor to the Lessee after handing over ((S) 5); insofar the Lessee is also responsible for the assertion of any warranty claims. The Lessee shall assume liability for any possible loss of warranty claims with regard to the installations on the roof areas which have been carried out by the Lessee.

          The aforementioned installations may only be carried out by the Lessee subject to the consideration of the permissible load bearing capacities, the granting of the required official obligations and permits which have to be provided by the Lessee at its own expense; the stipulations of the development plan and any rights of third parties have to be taken into account by the Lessee. The Lessee shall not be entitled to any claim on the permissibility of such installations. The Lessee has to reimburse any damage incurred to the Lessor or any affected third party by these installations.

7.4 Within the scope of the modification works described in Annexes 4 and 5 the Lessor shall install so-called "knockout-panels" in the Lease object. If the Lessee intends to replace these knockout-panels by wires, the prior written consent of the Lessor is required which may only be refused for good cause. Furthermore, the Lessee shall submit a set of plans showing the exact laying of the wires and the extent of removal of the knockout-panels.

7.5 Any structural changes inside the Lease object and the installation of any additional fittings which might be necessary for the Lessee's business may only be carried out with prior consent of the Lessor, in as far as walls, ceilings and other structural building components and/or the building static as well as the building technology or other technical systems are concerned or used, as the case may be; the Lessee has to submit to the Lessor suitable plans thereon in advance. The consent requires written form. The Lessor may only refuse consent for good cause; for the same reason it may revoke its consent.

          With regard to all measures-including those that do not require consent-the Lessee has to submit to the Lessor any possibly required permits prior to the start of the execution of works.

          The costs of the measures are at the expense of the Lessee. Clause
          1.4.2 and clause 1.4.3 shall apply accordingly.

7.6 Upon termination of the lease the Lessee shall have to restore the original condition, in as far as the Lessor refuses the taking over of any modifications or fittings installed in the Lease object by the Lessee, which have to be offered to it.

          If the Lessor agreed to the taking over, the time value shall be reimbursed. If an agreement cannot be reached with regard to the time value, it shall be determined by an expert as arbitrator who shall be appointed by the Chamber of Industry and Commerce competent for the Lease object.

7.7 Any gas and electric devices may only be connected to the existing wire net to an extent not exceeding the intended load on the lines, on which the Lessee has to inform itself in advance. Further devices may only be connected with prior consent of the Lessor. The consent requires written form. It may only be refused for good cause and revoked for the same reason. In the case of connection the Lessee shall bear the costs incurred by the required change of the net.

(S) 8 Liability concerning the condition of the Lease object, maintenance, restoration and repair of the Lease object

8.1 Liability of the Lessor, maintenance, restoration and repair to be carried out by the Lessor

8.1.1 The Lessor undertakes the maintenance and restoration of the roof including the insulation and the constructive components as well as exterior walls, load-bearing interior walls, supports and foundations as well as the facade without glassing and iron fittings of the doors and windows of the building described in clause 1.2.2.

          The costs arising therefrom shall be paid by the Lessee in addition to the rent within the scope of the ancillary costs pursuant to (S) 3.

8.1.2 The Lessor shall provide for the appropriate decorative repairs, the maintenance and restoration of the common facilities and common areas as well as the maintenance, restoration and necessary repairs of all common technical installations and facilities mentioned in clause 3.2 or in Annex 3 to Section 27 Para. 1 of the II. Computation Regulation or otherwise existing, including the replacement of defective door-and windowpanes and iron fittings in the premises which are not exclusively used by the Lessee. The costs arising therefrom shall be borne by the Lessee pursuant clause 3.2.12 proportionately as part of the ancillary costs.

          Any possibly necessary renovation of common facilities and common areas as well as the common technical installations and facilities shall also be borne proportionately by the Lessee.

8.1.4 Claims on damages due to defects of the Lease object can only be asserted by the Lessee if the defect can be attributed to the Lessor's intent or gross negligence or if the Lessor is in default with regard to the remedy of the defects. If insofar the liability of the Lessor is excluded, the Lessor shall assign to the Lessee any respective claims vis-a-vis third parties.

8.1.5 Any reduction of rent or claims on damages on the part of the Lessee due to emissions or obstructions concerning the access to the building or building measures of third parties outside the building which are beyond the Lessor's control shall be excluded, unless these are attributable to third parties instructed by the Lessor or other tenants of the Lessor on the property described in (S) 1 and make the contractual use of the Lease object by the Lessee entirely or substantially. The Lessor shall however endeavor to achieve the elimination of emissions or obstructions of which it has obtained knowledge. (S) 10 shall remain unaffected thereby.

8.2 Liability of the Lessee, maintenance, restoration and repair to be carried out by the Lessee

8.2.1 The Lessee shall treat the Lease object with care, clean it and keep it free of pests.

8.2.2 All decorative repairs inside the premises exclusively used by the Lessee shall be carried out at its own expense; the same applies to maintenance, restoration and necessary repairs of these premises and all facilities, fittings and installations inside these premises (including the secondary main and discharge pipes to the supply and discharge systems from/to the main pipes, the blinds, the window frames and the doors locking the Lease object including glass and iron fittings).

          With regard to the Lease object described in clause 1.2.1, the Lessee shall carry out the works mentioned in paragraph 1 at the entire building including roof and supporting parts, facade as well as the entire building substance (including insulation, interior walls, supports and foundations).

8.2.3 Defective window panes and fittings in premises exclusively used by the Lessee as well as in the entire Lease object described in clause
          1.2.1 shall be replaced by the Lessee, unless the defect is attributable to the Lessor.

8.2.4 Clogging of discharge pipes has to be removed by the tenant that caused it. The responsible person is also liable for any possible consequential damage. With regard to the Lease object described in clause 1.2.1, the Lessee is insofar liable for the entire removal obligation, unless the clogging is attributable to the Lessor.

8.2.5 Upon termination of the lease, the Lessee has to hand over the premises exclusively rented by it as well as the lease object described in clause 1.2.1, entirely renovated and restored in a workmanlike manner. This particularly includes the renewal of the floor covering, the re-papering of the walls, the repainting of the radiators and pipes, window and door frames as well as of the doors, in the quality provided upon moving in.

8.2.6 If the Lessee hands back the lease object without having carried out the works described in clause 8.2.5 and if the Lessee does not carry out these works within (the additional period of time fixed by the Lessor, the Lessor can carry out all necessary works at the Lessee's expense, the claim on reimbursement of the costs also applies if the works have been carried out by a subsequent tenant. Furthermore, the Lessor shall in such case have a claim on reimbursement of possible damage.

8.2.7 Before the putting up of heavy devices (machines, safes etc.), the Lessee shall ask the Lessor about the load-bearing capacity of the floor ceilings. The permissible load-bearing must not be exceeded. If it is exceeded nonetheless, the Lessee shall be held liable for any resulting damage and consequential damage and shall be obliged to indemnify the Lessor from any possible claims of third parties.

8.2.8 The Lessee shall be responsible for any damage inside the lease object, even if the damage has been caused by its relatives, employees, colleagues, sub-tenants, visitors, suppliers or instructed craftsmen.

          Damages to or contamination of the property and building, if any, outside the lease object, caused by and attributable to the Lessee, its relatives, employees, colleagues, sub-tenants or instructed craftsmen have to be remedied by the Lessee without prior solicitation and without undue delay.

8.3       Joint obligations with regard to clause 8.1 and clause 8.2

          The parties are obliged to have the maintenance and restoration as well as repair works carried out within an appropriate period of time. If one party does not comply in due time with its maintenance or restoration obligation despite remainder and setting of an additional period, the other party is respectively entitled to have urgently necessary works carried out at the expense of the defaulting party.

          In the case of imminent danger, each party shall be obliged to make all necessary arrangements for the elimination of the danger.

8.4 The Lessee shall indemnify the Lessor from all claims on damages of third parties which might result from the use of the lease object as Internet-Center, including all claims due to obstructions resulting from building measures, installations, secondary main and discharge pipes and any other use intended by the Lessee. The Lessee shall in this respect particularly guarantee that the operation of its enterprise does not cause any emissions which exceed/fall below the prevailing legal regulations and standards and/or are hazardous to health. The Lessee shall shield its devices in such a way that the transferred magnetic field strength does not influence the computer working places in the neighboring buildings. For that purpose the Lessee shall after conclusion of the Agreement and upon demand of the Lessor regularly (approximately once a calendar year) measure the radiation in the entire lease object and at the property described in
          (S) 1 and will then pass on the results of the measuring to the Lessor. The costs of these measurings shall be borne by the Lessee.

(S) 9     Access to the rented premises

          The Lessor, respectively persons authorized by it, are free to inspect the lease object at reasonable business hours of the Lessee after prior notification of at least 24 hours and upon demand of the Lessee in the company of a person authorized by the Lessee. In cases of danger the Lessor shall at any time be granted access.

(S) 10    Structural modifications to be carried out by the Lessor

10.1 The Lessor may carry out repairs and structural modifications which are necessary for the maintenance or operation of the building or of the lease object or for the avoidance of imminent danger or for the remedy of defects without consent of the Lessee. The same applies to works and building measures which are not necessary but expedient, in particular the modernization or improvement or the better exploitation or or expansions (including the building of additional floors and extensions). The Lessee shall keep the respective premises accessible and must not obstruct or delay the execution of the works. The Lessor shall notify the measures to the Lessee in advance, except for cases of imminent danger.

          With regard to the lease object described in clause 1.2.1 the Lessor shall, in deviation to paragraph 1 above, only be entitled to carry out repair works and structural modifications for the prevention of imminent danger only, as well as in the cases where the Lessee failed to comply with its obligations set forth in (S) 8 despite request.

10.2 Modernization and improvement measures inside the lease object described in clause 1.2.2 have to be accepted by the Lessee to a reasonable extent.

10.3 The Lessee may assert reduction claims due to measures pursuant to clause 10.2 and clause 10.2, if such measures are connected to substantial obstructions of the Lessee's business operation or if they exclude the use of the lease object entirely or partly. Claims on damages may only be asserted by the Lessee in cases of intent or gross negligence on the part of the Lessor or its vicarious agents [Erfullungsgehilfen]. The right to terminate according to Section 541
          b) Paragraph (2) German Civil Code shall be excluded.

10.4 The Lessor will possibly reconstruct or newly construct the other buildings on the property described in (S) 1 after commencement of the lease. In view thereof the parties agree on the following, in deviation to clauses 10.1 to 10.3:

          The Lessor shall waive any claims on reduction of rent, claims on damages, withholding rights, termination of the lease or other claims to which it might be entitled due to obstructions resulting in connection with the planned reconstruction measures on the property described in (S) 1. The Lessor shall endeavor to keep such obstructions-as far as reasonably possible-to a minimum.

          The Lessor, however, shall warrant that it will have finished all demolition works on the property described in (S) 1 by 1 September 2001 at the latest, if and insofar as such works might affect the lease object by vibrations. If the Lessor infringes this obligation, the Lessee may only demand reduction of rent or claims on damages in the case of any damages occurred due to vibrations caused by the demolition works of the Lessor. Any further claims of the Lessee shall explicitly be excluded.

(S) 11    Advertising Design, Name Plates and Company Name Plates

11.1 Name plates and company name plates shall be uniformly designed and installed. The determination rights lies with the Lessor that will take into consideration any wishes of the Lessee insofar as a uniform design allows for it.

          The costs of name plates and company name plates and their installation shall be borne by the Lessee.

11.2 In as far as advertising space has been rented out, their design, which also has to be uniform, requires prior consent of the Lessor. Other tenants and third parties may neither be disturbed nor affected by advertising facilities.

          Clause 1.4.2 and clause 1.4.3 also apply to advertising facilities accordingly. The costs for the procurement, installation and maintenance of the advertising facilities shall be borne by the Lessee alone.

(S) 12    Subletting

12.1 Subletting shall only be permissible with prior consent of the Lessor and may only be refused for good cause, except for the subletting to affiliated companies to which the Lessor hereby explicitly agrees, if and insofar as it does not exceed 25% of the lease object. The consent requires written form. An already granted consent can be revoked if any reasons are given by the person or the conduct of the subtenant which would entitle the Lessor to terminate the lease without notice if these reasons were given by the person or the conduct of the Lessee.

12.2      The right to extraordinary termination of the Lessee according to
          Section 549 Paragraph (1) Sentence 2 of the German Civil Code does not apply if the Lessor refuses consent to the subletting due to reasons given by the person of the subtenant or for any other good cause of the Lessor.

12.3 In the case of unauthorized subletting the Lessor may demand that the Lessee terminates the sublease agreement as soon as possible, at the latest, however, within the period of one month. If the Lessee does not comply therewith, the Lessor shall be entitled to terminate the main lease agreement without notice.

12.4 The collocation (i.e.: the granting of the possibility of installations for the operation of telecommunication and IT-facilities inside the premises of the Lessee for third parties including access thereto) do not constitute a subletting within the meaning of clause 12.1; clause 12.5 to 12.7, however, shall apply accordingly.

12.5 In the case of subletting, the Lessee shall be liable for any actions or omissions of a subtenant without consideration of own failure.

12.6 In the case of subletting the Lessee shall already now assign to the Lessor any claims with a pledge value in the amount of the Lessor's claim, which it may assert against the subtenant, for security purposes.

12.6 The Lessee undertakes to impose, in particular, the obligations set forth in (S) 7, (S) 8.2.8, (S) 10 of this Agreement on all subtenants and to exclude the protection against competition for subtenants.

12.7 Any other permission of use which exceeds temporary use and any change in the legal form of the Lessee shall be deemed subletting.

(S) 13    Keys
          ----

13.1 As of the date of the complete handing over of the lease object pursuant to clause 1.2.1, the lessee shall be responsible for the installation of security systems/access restrictions for the Lease object pursuant to clause 1.2.1. The Lessee shall not be given any keys for the lease object. The Lessee shall at any time provide the Lessor with an access possibility at any time by handing over code-cards or similar things. Clause 7.6 shall apply accordingly upon termination of the lease.

13.2 With regard to the remaining lease object the Lessee shall be given the existing keys necessary for the access of the lease object.

          Keys, possible produced pick-locks and code cards etc. for installed access security systems (if and insofar as these have not been removed by the Lessee) have to be handed over to the Lessor upon termination of the lease.

          If the Lessee does not comply with this obligation despite reminder and fixing of an addition period, the Lessor shall be entitled to replace the respective locks/access security systems at the Lessee's expense.

          Any loss of keys has to be notified to the Lessor without undue delay.

          If a key of a locking-system has been lost, the Lessor can take the necessary measures for the complete replacement of the entire locking-system at the expense of the Lessee, unless any misuse of the lost key can be excluded.

(S) 14    Expiry of the lease term
          ------------------------

          Upon expiry of the lease them the lease shall not be considered renewed for an unlimited time if the Lessee continues using the lease object and the Lessor does not object; Section 568 German Civil Code shall not be applicable.

(S) 15    Servitude/Agreement on vacation
          -------------------------------

15.1      Creation of a servitude in favor of the Lessee

15.1.1 The part of the lease object described in (S) 1 clause 1.2.1, i.e. building A, is located on the part of the property registered in the Land Register of the Municipal Court Frankfurt am Main, district 40, volume 89, folio 2971, plot 22, parcels 5/6,5/13,5/12, 5/10,5/11,5/9 and plot 26, parcels 1/14, 1/13, 1/12, 1/11, building-and open area Eschborner LandstraBe 100, entire size 53,593 sqm, marked in red in the location plan attached to the Agreement as Annex 7 and circumscribed with the letters A-B-C-D, of a size of approx 5,300 sqm. Reference is made to this location plan.

15.1.2 The Lessor shall at any time upon demand of the Lessee after its registration in the Land Register as owner of the property, at the earliest, however, on 1 April 2001 have a limited personal servitude entered in the Land Register, according to which the Lessee shall have the exclusive right of operation of a telecommunication center/internet center on the aforementioned part of the property until 31 December 2026. The owner undertakes neither to permit any third party a respective use as telecommunication center or internet center for the same period on the aforementioned part of the property nor to use it respectively itself. After the aforementioned date the servitude shall be deleted upon application of the owner without any requirement of consent of the entitled party

15.1.3 With regard to the law of obligations, it shall be clarified that the aforementioned restriction is limited to the part of the property marked in red and circumscribed with the letters A-B-C-D in the plan, Annex 7, the size of which is approx ... sqm, and that the owner of the property is thus entitled to either use the remaining areas of the property as telecommunication center or internet center, as the case may be, itself or to permit third parties a respective permission of use in any respect as well as to create servitudes with the same wording on account of those properties.

          If the lease ends prior to 31 December 2026, either by termination of the Lessee or by termination of the Lessor for reasons attributable to the Lessee, the Lessee shall be obliged to co-operate in any manner in the immediate deletion of the servitude in the Land Register. For this purpose the Lessee shall undertake to already grant consent of cancellation in the form required by the Land Register and to deposit it in trust with the lawyers of Clifford Chance Punder, Mainzer LandstraBe 46, 60325 Frankfurt am Main, being understood that these lawyers shall be authorized to receive the consent of cancellation and to hold possession thereon on behalf of the owner; upon receipt by the lawyers, the consent of cancellation shall be binding according to
          Section 873 Paragraph 2 German Civil Code. The owner of the property is only obliged to present the granting of the servitude to the Land Register for registration, concurrently against deposit of the consent of cancellation with the lawyers of Clifford Chance Punder, Mainzer LandstraBe 46, 60325 Frankfurt am Main.

15.1.4 The servitude shall be registered in Section II at next possible ranking. In Section III, the servitude may rank behind possible encumbrances already registered there on the registration date, even those that serve for the financing the entire property described in clause 1.1 rather than for the financing of the property part subject to the present encumbrance.

15.2 The Lessee further undertakes to conclude with the Lessor the vacation agreement according to Section 794 Paragraph 1 No. 5 German Code of Civil Procedure, attached hereto as Annex 9 in a draft version, in notarized form. Until the conclusion of the agreement, the Lessor shall be entitled to refuse the handing over of the lease object.

(S) 16    No protection against competition
          ---------------------------------

          The Lessor does not grant any protection against competition for the property described in clause 1.1. It is known to the Lessee that the Lessor intends to rent out the building to further telecommunication companies for the same purpose of rent.

(S) 17    Restriction of set-off, reduction of rent, withholding rights
          -------------------------------------------------------------

          The Lessee can only set off such claims against the rent and the ancillary costs which have either been determined with legal effect or which have not been denied by the Lessor. The same applies to the assertion of retention rights as well as for claims on reduction of rent, if and insofar as the reduced amount does not exceed a total of 5% of the annual net rent to be paid by the Lessee and if the Lessee has given written notice of the assertion of the reduction in rent at least one month in advance.

(S) 18    Default
          -------

          In the case of default in payment of the rent and the ancillary costs, the Lessee shall be obliged to pay default interest in the amount of 3% above the respective base rate of the European Central Bank. The Lessor is furthermore entitled to assert possible further damage. The Lessee shall not be deprived of the possibility to prove that only a minor damage has occurred.

(S) 19    Written Form Requirement
          ------------------------

19.1 Side-agreements have not been made. The parties clarify that any agreements made between the parties are settled in this Agreement alone rather than in any possibly existing English translation of the Agreement or any previous versions.

19.2      Changes and amendments of this Agreement require written form.

19.3 The specific legal written form requirement of Sections 566, 126 German Civil Code are known to the parties to this Lease Agreement. They hereby undertake to take any actions and to give any declarations required in order to comply with the legal written form requirement upon demand at any time of either party, and not to terminate the Lease Agreement prematurely with reference to the non-compliance with the legal written form requirement. This shall not only apply to the conclusion of the initial/main agreement, but also for any other supplementary, changed or amended agreements.

(S) 20    Partial invalidity
          ------------------

          If any part of this Agreement is invalid or voidable, the validity of the Agreement shall not be affected thereof. In lieu of the legally invalid part a provision shall be deemed agreed that according to law corresponds closest to what the parties would had agreed if they had known of the invalidity. The same applies to any gap in the Agreement.

(S) 21    Miscellaneous
          -------------

21.1      Duty to make premises safe for persons or vehicles/duty of cleaning

          The obligation to keep the property clean and to remove snow and ice shall be with the Lessee.

21.2 The Lessor shall be entitled to issue house regulations and to decide on its contents according to reasonable discretion.

21.3 Upon termination of the Lease Agreement the Lessee shall indemnify the Lessor and the succeeding tenant from all other obligations which might result from Section 613 a German Civil Code. The succeeding tenant can directly assert claims against the Lessee from this Agreement.

21.4 The Lessor waives any assertion of its pledge right as lessor with regard to the objects brought into the lease object by the Lessee.

21.5 German law shall be applicable. Place of jurisdiction for all disputes arising from this Agreement shall be, insofar as legally permissible, Frankfurt am Main.

21.6 The Lessee furthermore authorizes Mr. Marc Werner, c/o Rechtsanwalte Lovells Boesebeck Droste, Darmstadter LandstraBe 125, 60598 Frankfurt, Attorney at Law, to irrevocably be entitled to act as recipient for all declarations given by the Lessor to the Lessee. The authorized person shall insofar be authorized recipient. Furthermore the authorized person shall be the person authorized to accept service within the meaning of Sections 174 et seqs. German Code of Civil Procedure and counsel in court in the case of any legal action according to Section 176 et. seqs. German Code of Civil Procedure. The Lessee shall maintain this authorization for the entire period of the lease and to present proof thereof to the Lessor if required. Any revocation of the authorization requires written consent of the Lessor; the Lessor shall grant consent if the Lessee appoints an authorized person, also located in Frankfurt am Main, as a substitute, unless the authorized person as such creates good cause to refuse consent. Upon demand of the Lessor the authorized person shall declare that he will not terminate the legal relationship underlying the authorization. If the Lessee infringes the aforementioned obligations, the Lessor shall be entitled to terminate the lease without notice upon fixing of a two-week period.

21.7 The Lessor is willing to accept the transfer of all rights and obligations of the Lessee resulting from this lease to a 100% subsidiary of the Lessee, provided that the credit standing of this company has been secured by a guaranty of the current Lessee in form of a comfort letter, the contents of which will be prescribed by the Lessor and provided that this lessee also fulfills, respectively will fulfill, any future obligations resulting from the lease. In such case the parties shall conclude an amendment which takes into consideration the agreements and possible contractual adjustments required for an entering. The Lessor shall only refuse the entering of such German subsidiary of the Lessee for good cause.

(S) 22    VAT / Agreement on use with regard to VAT
          -----------------------------------------

22.1      With respect to the renting out of the lease object according to
          Section 9 German Turnover Tax Law, the Lessor has waived the exemption from VAT pursuant to Section 4 No.12 a) Turnover Tax Law (VAT-option). For that reason, the Lessee has to pay VAT in the amount legally valid from time to time in addition to the rent and the ancillary costs.

          It is known to the Lessee that the VAT-option of the Lessor is only permissible under the conditions set forth in Section 9 Paragraph 2 Turnover Tax Law.

22.2      In respect thereto the parties agree on the following:

22.2.1 The Lessee undertakes to use the lease object exclusively for turnover which does not exclude the deduction of input tax with the Lessor.

22.2.2 The Lessee furthermore undertakes to provide the Lessor upon request at any time and without undue delay the documents that enable the Lessor to comply with its obligation to proof towards the tax authorities according to Section 9 Paragraph 2 Turnover Tax Law. The Lessor can insofar demand the submission of those documents and/or declarations from the Lessee which are demanded from it by the competent tax authority.

22.2.3 If any circumstances should arise for the Lessee or any sub-tenant or if such circumstances are assumed by the tax authorities within the scope of fiscal investigations concerning the permissibility of the Lessor's VAT-option, the Lessee shall be obliged to inform the Lessor thereof without undue delay.

22.2.4 In the case of any subletting, the Lessee shall be obliged to opt for VAT with regard to the subletting and to impose the obligations resulting from clause 22.2.1 to 22.2.3 to the sub-tenant in the sub-lease agreement in such a manner, that the Lessor can also derive direct claims against the sub-tenant from the agreement between the Lessee and the sub-tenant (contract qualifying for claims in favor of third parties). The Lessee shall unrestrictedly be liable to the Lessor for the compliance of the sub-tenant with these obligations.

22.2.5 In as far as and as long as the tax authorities apply a harmless petty amount cap-which is also recognized with the fiscal courts-with regard to the definition of the "exclusive" use for turnover which does not exclude deduction of input tax, this petty amount cap at the same time limits the exclusivity definition in the aforementioned provisions (with regard thereto, see the ordinance of the Federal Ministry of Finance on Section 9 Paragraph 2 Turnover Tax Law in Bundessteuerblatt 1999, pages 943 et seqs.).

22.2.6 If the Lessee and/or in case of subletting the sub-tenant infringes the obligations pursuant to clauses 22.2.1-22.2.4, the Lessee shall reimburse to the Lessor any damage resulting therefrom as well as any other detriments.

22.2.7 The Lessor's claims against the Lessee pursuant to these provisions shall fall under the statute of limitation after expiry of 6 years after termination of the lease. If the Lessee or the sub-tenant, as the case may be, does not comply with its obligation to inform pursuant to clause 22.2.3, the period of limitation, however, shall be extended to 10 years for all claims resulting from circumstances not made known to the Lessor despite the Lessee's, respectively the sub-tenant's, respective obligation.


___________ this ___________            __________,this ___________


_______________________________         _____________________________
(Lessor)                                (Lessee)

                                                                 EXHIBIT 10.31
                                                                   (ADDENDUMS)

                                          Translation from the German language
                                          ------------------------------------


                                Addendum No.1
                                -------------

                 to the Lease Agreement dated 3 August 2000
                 ------------------------------------------

         Object: Eschborner Landstrasse 100,60489 Frankfurt am Main
         ----------------------------------------------------------


between

E/Shelter GmbH & Co.  KG, Vilshofener Str.  8, 81679 Muenchen

                                      -  hereinafter referred to as "Lessor" -

and

Digital Island Inc., 45 Freemont Street, 12th Floor, San Francisco, CA 94105
USA

                                      -  hereinafter referred to as "Lessee" -

The Parties concluded a Lease Agreement on 3 August 2000 concerning areas in the object Eschborner Landstrasse 100, Frankfurt am Main.

In addition to the agreements set forth in the Lease Agreement of 3 August 2000 the Parties agree as follows:

(S) 1 Firm Name of the Lessee

         The Parties clarify that the Lessee has by mistake been referred to as Digital Island Corp. in the Lease Agreement of 3 August 2000. The correct firm name is "Digital Island Inc.".

(S) 2 Investment costs for electricity supply

2.1 According to (S) 1 clause 8 para. 2 of the Lease Agreement the Lessee is obliged to reimburse against furnished proof and invoice a total of 16.5% of all costs incurred by the Lessor for the implementation of the corresponding supply concept for a power requirement of 90 MVA. The share of the investment costs to be borne by the Lessee shall not be reimbursed to the Lessor against presentation of invoice but shall be paid as additional rent subject to the following provision:

(S) 3    Security

         (S) 4.1 shall continue to apply on condition that the Lessee does not create an unlimited guarantee but rather a guarantee for a limited period of 19 years as of the commencement of the Lease. A sample of the guarantee is attached hereto as Annex 1.

(S) 4    Term of the Lease

4.1 The Parties agree that the Lease shall automatically end upon expiry of the fixed term of the Lease or, if applicable, after the expiry of the option period.

         (S) 5 clause 7 of the Lease Agreement, therefore, is revised as follows:

         "The Lease shall end - subject to clause 5.8 - 17 years after hand-over of the rented area according to 5.3.2, whereby no prior termination notice is required."

         Clause 5.9 of the Lease Agreement ("The Lease shall be renewed...) shall be deleted.

4.2      Clause 5.8 of the Lease Agreement shall be amended as follows:

         The exercise of the option by the Lessee according to para. 1 and para. 2 above shall be subject to the condition precedent that the Lessee either creates a new guarantee in compliance with sample Annex I or submits a statement of the guarantor that the existing guarantee shall continue beyond the time limit, whereby the guarantee has to be valid at least for the option period plus two further years.

(S) 5    Miscellaneous

         Unless otherwise expressly agreed, all provisions set forth in the Lease Agreement remain valid without change.



-------------------------------          ------------------------------
         (Place, Date)                            (Place, Date)



-------------------------------          ------------------------------
         (Lessor)                                 (Lessee)

                                          Translation from the German language


                                Addendum No.2
                                     and
                               Entry Agreement
             concerning the Lease Agreement dated 3 August 2000
                        and Addendum No. 1 dated____
         Object: Eschborner Landstrasse 100,60459 Frankfurt am Main

between

E/Shelter GmbH & Co.  KG, Vilshofener Str.  8, 81679 Muenchen

                                    -    hereinafter referred to as "Lessor" -

and

Digital Island Inc., 45 Freemont Street, 12th Floor, San Francisco, CA 94105 USA

    -    hereinafter referred to as "Previous Lessee" or "Digital Island Inc."

as well as

Digital Island GmbH,.....

  -    hereinafter referred to as "Entering Lessee" or "Digital Island GmbH" -

                                    Preamble

         The Lessor and the Previous Lessee agreed on a Lease concerning areas in the object Eschborner Landstrasse 100, Frankfurt am Main according to the Lease Agreement dated 3 August 2000 and Addendum No. 1 dated....
         Pursuant to (S) 21 clause 7 of the Lease Agreement of 3 August 2000, the Lessor has agreed to accept the transfer of all rights and obligations of the leaving lessee to a 100% German subsidiary of Digital Island Corp./1/

NOW, THEREFORE the Parties agree on the entry of the Entering Lessee into the Lease, replacing the Previous Lessee.

(S) 1    Transfer of the Lease

         The Parties agree that the Lessor will continue the Lease with Digital Island GmbH as lessee in lieu of the Previous Lessee with effect as per the first of the month after fulfillment of the condition pursuant to (S) 2 below under the conditions set forth in the Lease Agreement of 3 August 2000 - unless otherwise provided for below.

(S) 2    Condition Precedent



--------------------------------
/1/      Remark of the Translator: The Company again is named "Corp." in the
German text, although according to Addendum No. 1 this was a mistake.

2.1 This Agreement is subject to the condition precedent that a comfort letter of Digital Island Inc. be submitted to the Lessor with regard to the fulfillment of the obligations of the Entering Lessee; the comfort letter shall correspond to sample Annex 9 of the Lease Agreement.

2.2 This Agreement is furthermore subject to the condition precedent that the Entering Lessee creates a security pursuant to (S) 4 of the Lease Agreement with regard to its obligations resulting from the Lease. The security can be created by a statement of the guarantor of the Previous Lessee that the guarantee granted to the Previous Lessee will also extend to the obligations of the Entering Lessee.

         The Entering Lessee shall be liable for any consequences resulting from a delayed creation of the security according to (S) 4 of the Lease Agreement by the Previous Lessee in such a way as if the Entering Lessee itself had not created the security in time. Clause
         4.1 shall apply accordingly without change.

(S) 3    Hand-over

3.1 At the time of the conclusion of this Agreement, a hand-over of the Lease Object has not yet taken place.

3.1.1 If Digital Island Inc. is in possession of the Lease Object at the time of the transfer of the Lease according to (S) 1 above, the hand-over of the Lease Object shall be carried out from Digital Island Inc. to Digital Island GmbH.

         Digital Island GmbH shall be obliged to accept any alterations of the Lease Object carried out by Digital Island Inc. The condition of the Lease Object at the time of hand-over to Digital Island Inc. shall be considered as the original condition.

         Upon request of the Previous Lessee, interim readings have to be carried out for the statement of the ancillary costs. Any possible additional costs shall be borne by the Previous Lessee.

3.1.2 If a hand-over of the Lease Object to the Previous Lessee has not yet been carried out at the time of the transfer of the Lease, (S) 5.3.1 of the Lease Agreement shall continue to apply.

3.2      Besides, (S) 5 shall remain unchanged.

(S) 4    Easement/Vacation Agreement

4.1 (S) 15 shall continue to apply on condition that the easement according to clause 15.1 of the Lease Agreement shall be applied for in favor of Digital Island GmbH.

4.2 Digital Island GmbH undertakes to conclude the Vacation Agreement, attached to the Lease Agreement as Annex 8, with the Lessor in notarially certified form according to section 794 para. 1 no. 5 German Civil Code; in the case of (S) 3.1.1 above within one week after conclusion of this Agreement and in the case of (S) 3.1.2 above prior to the hand-over of the Lease Object. Besides, clause 15.2 of the Lease Agreement shall continue to apply without change.

         Digital Island Inc. and Digital can also jointly conclude the Vacation Agreement according to section 794 para. 1 no. 5 German Civil Code in compliance with the draft attached as Annex 1.

4.3      Besides, (S) 15 shall continue to apply without change.

(S) 5    Miscellaneous

         Unless otherwise expressly agreed, all provisions set forth in the Lease Agreement and Addendum No. 1 remain valid without change.

---------------------------------         ----------------------------------
         (Place, Date)                              (Place, Date)



---------------------------------         ----------------------------------
         (Lessor)                                   (Digital Island Corp.)



---------------------------------
         (Place, Date)



---------------------------------
(Digital Island Deutschland GmbH)

                        (Requirement: Notarial Deed!)


                                    Done

                                     at


Before me, the undersigning notary


with place of office in

appeared today:


1.       E/Shelter GmbH & Co.  KG, Vilshofener Strasse 8, 81679 Muenchen,

                                     - hereinafter referred to as "Creditor" -

2a) Digital Island Inc., 45 Freemont Street, 12th floor, San Francisco, CA 94105 USA

                                      - hereinafter referred to as "Debtor " -

b) Digital Island GmbH, 45 Freemont Street, 12th floor, San Francisco, CA 94105 USA

                                      - hereinafter referred to as "Debtor " -

         The notary has informed the parties on his obligation to ask the persons appearing prior to the notarization whether one of his partners or himself have already been acting in the matter to be notarized. The persons appearing confirmed that this has not been the case.

         The persons appearing asked for the notarization of the following

                             Vacation Agreement
   pursuant to Section 794 Paragraph 1 No.5 German Code of Civil Procedure



                                    (S)1
                                  Preamble

1.1 The Creditor and Debtor 1 have concluded the commercial lease agreement dated 3 August 2000 on the areas described below located at the property Eschborner Landstrasse 100, 60489 Frankfurt am Main:

         - the entire building A, approx. 14,600 sqm floor space, bordered in red in the plan Annex 1.

         - in the office building O, the first upper floor with passage, approx 500 sqm, marked in blue in the plan Annex 2,

         - 20 parking spaces, marked in green in the plan Annex 3.

1.2 Debtor 1 has undertaken in the lease agreement dated 3 August 2000, according to the provisions set forth in clause 15.2 on its obligation to vacate the premises and hand over the lease object upon termination of the lease, to subject itself to immediate execution in a deed pursuant to Section 794 1 No. 5 German Civil Code.

1.3 Debtor 2 intends to continue the Lease as lessee in lieu of Debtor 1. In this case, the obligation outlined in clause 1.2 above shall apply to Debtor 2.


NOW THEREFORE, the parties agree on the following and the Debtor declares:


                                    (S)2
                      Subjection to immediate execution

2.1 The lease concerning the areas described in clause 1.1 shall terminate, according to clause 5.7 of the lease agreement dated 3 August 2000, 17 years after the hand-over of the area pursuant to 5.3.2 of the Lease Agreement. In addition thereto, Debtor 1 or Debtor 2, if applicable, has the one-time right to demand the renewal of the lease by 5 years and the further unique right to renew the lease by three years. Besides, the lease shall be extended by 1 year each unless terminated at the latest 9 months prior to expiry of the lease term.

2.1.1 With regard to its obligation to vacate and hand over possession of the lease object described in clause 1.1 after expiry of the lease term, the Debtors hereby subject themselves to immediate execution out of this deed.

2.1.2 The Creditor shall be exempt from the proof of termination of the lease by expiry of the lease term by public or publicly certified deed (Section 726 German Civil Code) after expiry of 31 December 2026. The Creditor shall therefore be granted upon application one executionable copy of this deed without proof of termination of the lease by expiry of the lease term by public or publicly certified deed (Section 726 German Civil Code).

2.2 The lease agreement can be extraordinarily terminated according to statutory regulations.

2.2.1 With regard to its obligation to vacate and hand over possession of the lease object described in clause 1.1 in the case of extraordinary termination by the Lessor for reasons attributable to the Lessee, the Debtors hereby subject themselves to immediate execution out of this deed.

(S) 2.1.1 para. 2 shall apply accordingly.

2.2.2 The Creditor shall be exempt from the proof of the validity and the respective Debtor's receipt of the extraordinary termination by public or publicly certified deed (Section 726 German Civil Code) after expiry of 31 December 2026. The Creditor shall therefore be granted upon application one executionable copy of this deed without proof of the validity and the respective Debtor's receipt of the extraordinary termination by public or publicly certified deed. For the issuing of an executionable copy of this deed in the case of termination of the lease agreement by extraordinary termination by the Lessor, however, the presentation of the written termination declaration of the Creditor as well as a proof of service by means of an acknowledgement of receipt of a lawyer of the law firm Lovells Boesebeck Droste, irrevocably appointed by the Creditor as authorized recipient, to the acting notary is required

2.3 The delivery of an executionable copy of this deed to one of the lawyers of the law firm Lovells Boesebeck Droste is sufficient for the compliance with the requirements for the performance of the execution against the respective Debtor.

2.4 The aforementioned instructions to the notary on the granting of an executionable copy of this deed cannot be revoked by either of the debtors.

                                    (S)3
                       Validity of the Lease Agreement

All and any agreements between the parties pursuant to the lease agreement dated 3 August 2000 as well as Addendum 1 and 2 shall not be affected by the agreements made in this deed.

                                    (S)4
                                Miscellaneous

4.1 The costs of this deed shall be borne by the Lessee up to an amount of DM 10,000.00; the parties each shall pay half of the possibly exceeding costs.

4.2 The notary is instructed to issue, for the time being, one copy of this deed for the Creditor and one certified copy thereof for the Debtor.

The foregoing protocol has been read out to the persons appearing, was presented to them for review, was approved by them and signed by them and the notary in their own hands as follows:

                               Rent Guarantee


E/Shelter GmbH & Co.  KG, Vilshofener Strasse 8, 81679 Muenchen

                                       - hereinafter referred to as "Lessor" -

has concluded with

Digital Island Inc., 45 Freemont Street, l2th Floor, San Francisco, CA 94105
USA

                                       - hereinafter referred to as "Lessee" -

a lease agreement on 3 August 2000 concerning office areas and areas for the use of an Internet Center at Eschborner Landstrasse 100, 60489 Frankfurt am Main. The contents of the lease agreement is known to us.

Pursuant to (S) 4 of the lease agreement, the Lessee is obliged to provide security to the Lessor with regard to the fulfillment of all claims of the Lessor resulting from the lease by furnishing a bank guarantee in the amount of 12 times the gross monthly rent (including prepayment of ancillary costs and VAT).

NOW THEREFORE we


--------------------------
(name of bank and address)

hereby assume vis-a-vis the Lessor the absolute, unlimited and irrevocable guarantee in the maximum amount of

                               DM 7,509,283.20

  (in words: Deutsche Mark seven million five hundred and nine thousand two hundred and eighty three and 20 Pfennig)

for the security of all claims of the Lessor resulting from the lease agreement as well as from any possible amendment or supplement agreements by waiver of the defense of voidability as well as set-off and the defense of failure to pursue remedies (Sections 770-772 German Civil Code) subject to the provision that only claims on the payment of money can be asserted against us.

We undertake to effect payment upon first demand of the Lessor up to the guaranteed amount.

We are not entitled to release ourselves from our obligations from this guarantee by deposit.

This guarantee shall be liable besides possible further existing guarantees or guarantees that might be provided in future. A joint and several liability of the guarantor shall be excluded. Section 769 German Civil Code shall not apply.

Our obligations resulting from this guarantee shall expire upon return of the guarantee certificate to us, however, at the latest, 19 years after commencement of the Lease.


---------------------,den----------         ------------------------------
                                                  (Credit Institute)

                               Mietbuergschaft



Die

E/Shelter GmbH & Co.  KG, Vilshofener Strasse 8, 81679 Muenchen

                                         - nachstehend "Vermieter" genannt -

hat mit

Digital Island Inc., 45 Freemont Street, 12th Floor, San Francisco, CA 94105
USA

                                              - nachstehend "Mieter" genannt -

am 03.08.2000 einen Mietvertrag uber Bueflaechen und Flaechen zur Nutzung eines Internet centers in der Eschborner Landstrasse 100, 60489 Frankfurt am Main geschlossen. Der Inhalt des Mietvertrages ist uns bekannt.

Gemaess (S) 4 des Mietvertrages ist der Mieter verpflichtet, dem Vermieter fuer die Erfuellung aller Ansprueche des Vermieters aus dem Mietverhaeltnis durch Stellung einer Bankbuergschaft in Hoehe von der 12-fachen Monatsbruttomiete (inklusive Nebenkostenvorauszalung und Umsatzsteuer) Sicherheit zu leisten.

Dies vorausgeschickt, uebernehmen wir, die


---------------------------
(Name der Bank und Adresse)

hiermit gegenueber dem Vermieter zur Sicherung aller Ansprueche des Vermieters aus dem Mietvertrag sowie aus etwaigen Nachtrags- oder Zusatzvertruegen die selbstschuldnerische, befristete und unwiderrufliche Burgschaft bis zum Hochstbetrag von

                               DM 7.509,283,20

 (in Worten: Deutsche Mark siebenmillionenfunfhundertneuntausendzweihundert-
                      dreiundachtzigundzwanzigpfennige)

unter Verzicht auf die Einreden der Anfechtung sowie der Aufrechnung und Vorausklage ((S)(S)770-772 BGB) mit der Massgabe dass wir hieraus nur auf Zahlung von Geld in Anspruch genommen werden koennen.

Wir verpflichten uns, auf erstes Anfordern des Vermieters Zahlung bis zur Hoehe des verbuergten Betrages zu leisten.

Wir sind nicht berechtigt, uns von unseren Verpflichtungen aus dieser Buergschaft durch Hinterlegung zu befreien.

Diese Buergschaft haftet neben etwaigen weiteren vorliegenden oder zukuenftigen uebergebenen Buergschaften. Eine gesamtschuldnerische Haftung der Buergen ist ausgeschlossen,; (S) 769 BGB gilt nicht.

Unsere Verpflichtungen aus dieser Buergschaft erloeschen mit Rueckgabe der Buergschaftsurkunde an uns, spaetestens aber 19 Jahre nach Mietbeginn.



------------------------,don---------       ----------------------
                                               (Kreditinstitut)